EXHIBIT 28B




















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COLONIAL COMMERCIAL CORP.
1996 STOCK OPTION PLAN
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There is hereby  established  a 1996 Stock  Option  Plan (the  Plan").  The Plan
provides for the grant to certain employees and others who render services to Colonial Commercial Corp., or of a subsidiary thereof, of options to purchase shares ( Options") of Common Stock of Colonial Commercial Corp.

The term Company", as used in the Plan, shall include Colonial Commercial Corp. and any present or future subsidiary thereof.

It is intended that certain of the Options will constitute Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code ( ISOs"), and the remainder of the Options will constitute Nonstatutory options ( NSOs"). The Board of Directors ( Board") shall determine which Options are to be ISOs and which are to be NSOs and shall enter into option agreements with the recipients accordingly.

1.  PURPOSE:
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The  purpose of the Plan is to provide  additional  incentive  to the  officers, employees and others who render services to the Company, who are primarily responsible for the management and growth of the Company, or otherwise materially contribute to the conduct and direction of its business, operations and affairs, in order to strengthen their desire to remain in the employ of the Company, stimulate their efforts on behalf of the Company and to retain and attract persons of competence, and, by encouraging ownership of a stock interest in Colonial Commercial Corp., to gain for the organization the advantages inherent in employees and others who render services to the Company having a sense of proprietorship.

2.  THE STOCK:
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The aggregate number of shares of stock which may be issued, transferred or sold upon the exercise of Options granted under the Plan shall not, except as such number may be adjusted in accordance with paragraph (f) of Article 5 hereof, exceed 1,000,000 shares of Common Stock of Colonial Commercial Corp. ( Common Stock") which may be either authorized and unissued shares or issued shares reacquired by Colonial Commercial Corp. Notwithstanding the above limitation, if any Option granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the corresponding number of unpurchased shares shall again be available for the purposes of the Plan.

3.  EMPLOYEES:
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The term employees" as used in the Plan, shall mean officers and other employees of the Company (including officers and other employees who are also directors) within the classes referred to in Article 1 hereof.

4.  ELIGIBILITY:
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      (a) Options may be granted to such  employees  of (or, in the case of NSOs
          only,   to  others  who  render   services  to)  the  Company  or  its
          subsidiaries or parent as the Board shall select from time to time (the Optionees"),. The terms subsidiary" and parent" as used in the Plan shall have the respective meanings set forth in sections 424(f) and (e) of the Internal Revenue Code.

      (b) An Optionee may hold more than one Option.


5.  GENERAL TERMS OF OPTIONS:
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      (a) Option Price. The price or prices per share of Common Stock to be sold pursuant to an Option (the "exercise price") shall be such as shall be fixed by the Board but shall in any case not be less than:

      (i) the fair market value per share for such Common Stock on the date of grant in the case of ISOs other than to a 10% Shareholder,

      (ii)110% of the fair market value per share for such Common Stock on the date of grant in the case of ISOs to a 10% Shareholder, and





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      (iii) 85% of the  fair  market  value  on the date of grant in the case of
            NSOs.

A "10% Shareholder" means an individual who within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986 as amended ("the Code") owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation.

(b) NUMBER OF OPTIONS WHICH MAY BE GRANTED TO, AND NUMBER OF SHARES WHICH MAY BE ACQUIRED BY EMPLOYEES. The Board may grant more than one Option to an individual during the life of the Plan and, subject to the requirements of
      Section 422 of the Code with respect to incentive stock options, such Option may be in addition to, in tandem with, or in substitution for, Options previously granted under the Plan or of another corporation and assumed by Colonial Commercial Corp.

      The Board may permit the voluntary surrender of all or a portion of any Option granted under the Plan to be conditioned upon the granting to the employee of a new Option for the same or a different number of shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such employee. Such new Option shall be exercisable at the price, during the period, and in accordance with any other terms or conditions specified by the Board at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered.

(c) PERIOD OF GRANT OF OPTIONS. Options under the Plan may be granted at any time after the Plan has been approved by the shareholders of Colonial Commercial Corp. However, no Options shall be granted under the Plan after December 31, 2005.

(d) OPTION AGREEMENT. The Company shall effect the grant of Options under the Plan, in accordance with determination made by the Board, by execution of instruments in writing in a form approved by the Board. Each Option shall contain such terms and conditions (which need not be the same for all Options, whether granted at the time or at different times) as the Board shall deem to be appropriate and not inconsistent with the provisions of the Plan, and such terms and conditions shall be agreed to in writing by the Optionee.

(e) NON-TRANSFERABILITY OF OPTION. No Option granted under the Plan to an Optionee shall be transferable by the Optionee or otherwise than by will or by the laws of descent and distribution and during the Optionee's lifetime, such Option shall be exercisable only by such Optionee.

(f) EFFECT OF CHANGE IN COMMON STOCK. In the event of a reorganization, recapitalization, liquidation, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, lease or other transfer by Colonial Commercial Corp. of all or substantially all of its property, or any other change in the corporate structure or shares of Colonial Commercial Corp. pursuant to any of which events the then outstanding shares of the Common Stock are split up or combined or changed into, become exchangeable at the holder's election for, or entitle the holder thereof to other shares of stock, or in the case of any other transaction described in Section 24(a) of the Code, the Board may change the number and kind of shares available under the Plan and any outstanding Option and the fair market value determined under paragraph (h) of this
      Article 5 hereof in such manner as it shall deem equitable. Options granted under the Plan shall contain such provisions as are consistent with the foregoing with respect to adjustments to be made in the number and kind of shares covered thereby and in the option price per share in the event of any such change.

(g) OPTIONEES NOT SHAREHOLDERS. An Optionee or a legal representative thereof shall have none of the rights of a shareholder with respect to shares subject to Options until such shares shall be issued upon exercise of the Option.

(h) NOT AN EMPLOYMENT CONTRACT. Nothing in the Plan or in any Option or stock option agreement shall confer on any Optionee any right to continue in the service of the Company or any parent or subsidiary


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      of the Company or  interfere  with the right of the  Company to  terminate such Optionee's employment or other services at any time.

      (i) FAIR MARKET VALUE. As used in the Plan, the term "fair market value" shall mean as of any date:

       (i) if the Common Stock is not traded on any over-the-counter market or on a national securities exchange, the value determined by the Board using the best available facts and circumstances.

       (ii) if the Common Stock is traded in the over-the-counter market, based on most recent closing prices for the Common Stock on the date the calculation thereof shall be made, or

       (iii)if the Common Stock is listed on a national securities exchange, based on the most recent closing prices for the Common Stock of the Company on such exchange.

(j)   TYPES OF OPTIONS.  Options  granted under the Plan shall be in the form of
      (i) incentive stock options as defined in Section 422 of the Code, or (ii) options not qualifying under such Section, or both, in the discretion of the Board. The status of each options shall be identified in the Option Agreement.



6.  OTHER:
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(a)   OPTION EXERCISES.  Options shall be exercised by submitting to the Company a signed copy of the notice of exercise in a form to be supplied by the Company. The exercise of an Option shall be effective on the date on which the Company receives such notice at its principle corporate offices. The Company may cancel such exercise in the event that payment is not effected in full, subject to the terms of Section 6(e) below.

(b) PERIOD OF OPTION VESTING. The Committee shall determine for each Option the period during which such Option shall be exercisable in whole or in part, provided that no ISO to a 10% Shareholder shall be exercisable more than five years after the date of grant.

(c) SPECIAL RULE FOR ISOS. The aggregate fair market value (determined at the time the ISO is granted) of the Stock with respect to which ISOs are exercisable for the first time by the optionee ("Optionee") during any fiscal year (under all such plans of the Company, its parent or subsidiary) shall not exceed $100,000, and any excess shall be considered an NSO.

(d) EFFECT OF TERMINATION OF EMPLOYMENT.

         (i) The Committee shall determine for each Option the extent, if any, to which such Option shall be exercisable in the event of the termination of the Optionee's employment with, or rendering of other Services to, the Company.

         (ii) However, any such Option which is an ISO shall in all events lapse unless exercised by the Optionee:

                (A) prior  to the 89th day  after  the date on which  employment terminated, if \ termination was other than by reason of death; and

                (B) within a  twelve-month  period next  succeeding the death of the Optionee, if termination is by reason of death.

         (iii) The Board shall have the right, at any time, and from time to time, with the consent of the Optionee, to modify the lapse date of an Option and to convert an ISO into


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               an NSO  to the  extent  that  such  modification  in  lapse  date increases the life of the ISO beyond the dates set forth above or beyond dates otherwise permissible for an ISO.

(e) PAYMENT FOR SHARES OF COMMON STOCK. Upon exercise of an Option, the Optionee shall make full payment of the Option Price:

        (i)   in cash or,

        (ii)  with the consent of the Board and to the extent permitted by it:

           (A) with Common Stock of the Company valued at fair market value on date of exercise, but only if held by the Optionee for a period of time sufficient to prevent a pyramid exercise that would create a charge to the Company's earnings,

           (B) with a full recourse interest bearing promissory note of the Optionee, secured by a pledge of the shares of Common Stock received upon exercise of such Option, and having such other terms and conditions as determined by the Board,

           (C) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to sell shares acquired upon exercise of the Option and promptly deliver to the Company a portion of the proceeds thereof equal to the exercise price, or

           (D)    any combination or any of the foregoing.

7.  WITHHOLDING TAXES:
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(a)   In the case of shares that an Optionee  receives  pursuant to his exercise of an Option, the Company shall have the right to withhold from any salary, wages, or other compensation for services payable by the Company to such Optionee amounts sufficient to satisfy any withholding tax liability attributable to such Optionee's receipt of such shares. The Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may, in its sole discretion from time to time, issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

(b) In the case of shares that an Optionee receives pursuant to his exercise of an ISO, if such Optionee disposes of such shares within two years from the date of the granting of the ISO or within one year after the transfer of such shares to him, the Company shall have the right to withhold from any salary, wages, or other compensation for services payable by the Company to such Optionee amounts sufficient to satisfy any withholding tax liability attributable to such disposition.

(c) In the case of a disposition described in section 7(b) above, the Optionee shall give written notice to the Company of such disposition within 30 days following the disposition, which notice shall include such information as the Company may reasonably request to effectuate the provisions hereof.

8.  AGREEMENTS AND REPRESENTATIONS OF OPTIONEES:
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As a  condition  to the  exercise  of an Option,  unless  counsel to the Company opines that it is not necessary under the Securities Act of 1933, as amended, and the pertinent rules thereunder, as the same are then in effect, the Optionee shall represent in writing that the shares being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such shares to sell or otherwise dispose of the same.

9.  ADMINISTRATION OF THE PLAN:
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The Plan shall be administered by the Board of Directors of Colonial  Commercial
Corp.

In addition to the Board's discretionary authority set forth in other Articles hereof, the Board is authorized to establish such rules and regulations for the proper administration of the Plan as it may deem advisable and not inconsistent with the provisions of the Plan. Unless otherwise determined by the Board, all questions arising under the Plan or under any rule or regulation with respect to the Plan adopted by the Board, whether such questions involve an interpretation of the Plan or otherwise, shall be decided by the Board, and its decisions shall be conclusive and binding in all cases.

The Board shall determine the persons to whom Options under the Plan are to be granted and the number of shares to covered by each Option granted. In selecting the individuals to whom Options shall be granted, as well as in determining the number of shares subject to each Option, the Board shall consider the positions and responsibilities of the persons being considered, the nature of the services and accomplishments of each, the value to the Company of their services, their present and potential contribution to the success of the Company, the anticipated number of years of service remaining, and such other factors as the Board may deem relevant.

10. AMENDMENT AND DISCONTINUE OF THE PLAN:
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(a)   The Board of Directors of Colonial Commercial Corp. may at any time alter, suspend or terminate the Plan, but, except in accordance with the provisions of paragraph (f) of Article 5 and Article 11 hereof, no change shall be made which will have a material adverse effect upon any Option previously granted, unless the consent of the Optionee is obtained; provided, however, that except in the case of adjustment made pursuant to paragraph (f) of Article 5 hereof, the Board may not, without further approval of the shareholders, (i) increase the maximum number of shares for which Options may be granted under the Plan or which may be purchased by any individual Optionee (ii) decrease the minimum Option Price provided in the Plan, or (iii) change the class of persons eligible to receive Options.

(b) Notwithstanding the foregoing provisions of this Article 10, except as may otherwise be provided herein, no person may be divested of the ownership of Common Stock previously issued, sold or transferred under the Plan.

11.  OTHER CONDITIONS:
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If at any time counsel to Colonial Commercial Corp. shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option granted under the Plan is or may in the circumstances be unlawful under the statutes, rules or regulations of any applicable jurisdiction, Colonial Commercial Corp. shall have no obligation to make such sale or delivery, and Colonial Commercial Corp. shall not be required to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933 or otherwise with respect to shares of stock or Options under the Plan. The right to exercise any such Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful.

Upon termination of any period of suspension under this Article 11, any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available upon exercise of the option before such suspension and as to shares which would otherwise have become available for purchase during the period of such suspension, but

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no suspension shall extend any Option Period.

At the time of any grant or exercise of any Option, Colonial Commercial Corp. may, if it shall deem it necessary or desirable for any reason connected with any law or regulation of any governmental authority relative to the regulation of securities, condition the grant and/or exercise of such Option upon the Optionee making certain representations to Colonial Commercial Corp. and the satisfaction of Colonial Commercial Corp. with the correctness of such representations.

12.  APPROVAL; EFFECTIVE DATE:
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The Plan  shall  become  effective  upon the  approval  by the  shareholders  of
Colonial Commercial Corp. at the Annual Meeting of Shareholders to be held on June 12, 1996.























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